Exhibit 3.1(j)

This Form is Used by Entity.  The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

          The directors/stockholders/general partner/authorized person of IMPAC MORTGAGE HOLDINGS, INC., organized under the laws of Maryland, passed the following resolution:

CHECK APPLICABLE BOX(ES)

☒	The principal office is changed from: (old address)

c/o Ballard Spahr Andrews & Ingersoll 300 East Lombard Street, Suite 1900 Baltimore, Maryland 21202

to:  (new address)

c/o CSC-Lawyers Incorporating Service Company 11 East Chase Street Baltimore, Maryland 21202

☒	The name and address of the resident agent is changed from:

James J. Hanks, Jr. c/o Ballard Spahr Andrews & Ingersoll 300 East Lombard Street, Suite 1900 Baltimore, Maryland 21202

to:

CSC-Lawyers Incorporating Service Company 11 East Chase Street Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.

/s/ RONALD MORRISON

Ronald M. Morrison
Secretary and General Counsel

I hereby consent to my designation in this document as resident agent for this entity.

CSC LAWYERS INCORPORATING SERVICE COMPANY

CUST ID: 0000958355	By:	/s/ ANNE MARTIN
WORK ORDER: 0000638751
DATE: 09-11-2002 08:51 AM		Resident Agent
AMT. PAID: $60.00		Anne M. Martin, Asst. Vice President

301 W. Preston Street, Room 801, Baltimore, MD 2120